SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 21, 2008

MidCarolina Financial Corporation

(Exact name of registrant as specified in its charter)

North Carolina	000-49848	55 - 6144577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 South Church Street

Burlington, North Carolina 28215

(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 538-1600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MIDCAROLINA FINANCIAL CORPORATION

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 7, 2007, MidCarolina Bank (the “Bank”), the wholly owned subsidiary of MidCarolina Financial Corporation (the “Company”) entered into an Amendment to Endorsement Split Dollar Agreement (the “Amendment”) with each of (i) Charles T. Canaday, Chief Executive Officer and President of the Company and the Bank; (ii) Christopher B. Redcay, Chief Financial Officer, Secretary and Senior Vice President of the Company and the Bank; and (iii) Robert C. Patterson, Senior Vice President of the Company and the Bank, and Chief Credit Officer of the Bank (each an “Executive” and together, the “Executives”).

Pursuant to the terms of the Amendment, each Endorsement Split Dollar Agreement was amended so as to provide that death benefits will not be payable thereunder in the event that the Executive dies after termination of his employment with the Bank.

A copy of the form of Amendment to Endorsement Split Dollar Agreement, between MidCarolina Bank and (i) Charles T. Canaday; and (ii) Christopher B. Redcay is attached as Exhibit 10.1, and is incorporated herein by reference. A copy of the Amendment to Endorsement Split Dollar Agreement, between MidCarolina Bank and Robert C. Patterson is attached as Exhibit 10.2, and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Form of Amendment to Endorsement Split Dollar Agreement, between MidCarolina Bank and (i) Charles T. Canaday; and (ii) Christopher B. Redcay, dated December 7, 2007.

10.2	Amendment to Endorsement Split Dollar Agreement, between MidCarolina Bank and Robert C. Patterson, dated December 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDCAROLINA FINANCIAL CORPORATION

Date: March 21, 2008	By:	/s/ Christopher B. Redcay
Christopher B. Redcay
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Form of Amendment to Endorsement Split Dollar Agreement, between MidCarolina Bank and (i) Charles T. Canaday; and (ii) Christopher B. Redcay, dated December 7, 2007.

10.2	Amendment to Endorsement Split Dollar Agreement, between MidCarolina Bank and Robert C. Patterson, dated December 7, 2007.